 Table of Contents

EXHIBIT 5.2

MORSE, ZELNICK, ROSE & LANDER
A     L I M I T E D     L I A B I L I T Y     P A R T N E R S H I P
405 PARK AVENUE
NEW YORK, NEW YORK 10022-4405

TEL: 212 838 1177
FAX 212 838 9190

August 3, 2006

Sona Mobile Holdings Corp.
825 Third Avenue, 32nd Floor
New York, New York 10022

Re:    Registration Statement on Form SB-2

Ladies and Gentlemen:

We have reviewed the registration stated on Form SB-2 (the ‘‘Registration Statement’’) to be filed by Sona Mobile Holdings Corp., a Delaware corporation (‘‘Sona’’) on the date hereof with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the ‘‘Act’’), registering for resale 28,922,673 shares (the ‘‘Shares’’) of Sona's common stock, par value $.01 per share (the ‘‘Common Stock’’). The Shares are to be sold by certain selling stockholders named in the Registration Statement and include shares of Common Stock currently owned by such selling stockholders and shares to be owned by them upon exercise of warrants. Included in the Shares are 2,307,693 shares of Common Stock and 1,200,000 shares of Common Stock underlying warrants having an exercise price of $2.025 per share purchased by Shuffle Master, Inc. in January 2006. Such shares of Common Stock are herein referred to as the ‘‘Shuffle Shares.’’

In this regard, we have also reviewed Sona's Certificate of Incorporation, as amended, resolutions adopted by Sona's Board of Directors and such other records, documents, statutes and decisions as we have deemed relevant in rendering this opinion. Based upon the foregoing, we are of the opinion that each Shuffle Share included in the Registration Statement has been duly authorized for issuance and is legally issued, fully paid and non-assessable or will be so issued, fully paid and non-assessable upon exercise of the warrants which they underlie.

We hereby consent to the use of this opinion as Exhibit 5.1 to the registration statement and to the reference to our Firm in the related prospectus under the heading ‘‘Legal Matters.’’ In giving this opinion, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC thereunder.

Very truly yours,
/s/ Morse, Zelnick, Rose & Lander, LLP
Morse, Zelnick, Rose & Lander, LLP